Exhibit 10.2

Exhibit A

AMENDMENT NO. 1

EMPLOYEE STOCK OWNERSHIP PLAN	DOCUMENT:	TPW/WA01/3123706
OF	DRAFT DATE:	04/02/02
ROME BANCORP, INC.

Adopted on May 26, 1999	BOARD OF DIRECTORS
Effective as of January 1, 1999	APPROVAL DATE:	4/24/02

AMENDMENT

1.	Section 1.3 - Section 1.3 shall be amended, effective as of January 1, 2001, to replace subsection 1.3(d) and add a subsection 1.3(e) as follows:

(d)	a cafeteria plan described in section 125 of the Code; or

(e)	a qualified transportation fringe benefits plan described in section 132(f) of the Code.

2.	Section 1.3 - The flush language at the end of section 1.3 of the Plan shall be amended, effective January 1, 2002, to read in its entirety as follows:

In no event, however, shall an Employee’s Allocation Compensation for any Plan Year include any compensation in excess of $160,000 (in Plan Years beginning before January 1, 2002) and $200,000 (in Plan Years beginning after December 31, 2001). The $160,000 and $200,000 limitations set forth in the preceding sentence shall be indexed in accordance with regulations prescribed under section 401(a)(17) of the Code. If there are less than twelve (12) months in the Plan Year, the limitations (as adjusted) shall be prorated by multiplying such limitation by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is twelve (12).

3.	Section 1.28 - Section 1.28 shall be amended, effective as of January 1, 1999, to add the following sentence to the end thereof:

The Company has not elected to use the top 20% election mentioned in subparagraph (ii)(B) of this section.

4.	Section 1.50 - Section 1.50 shall be amended, effective as of January 1, 1999, by adding the following sentence to the end thereof:

In addition, for Limitation Years after 1997, each Employee’s Total Compensation shall include any amounts by which the Employee’s compensation paid by the Employer or any Affiliated Employer has been reduced pursuant to a compensation reduction agreement under the terms of any plan described in section 457 of the Code.

5.	Section 1.50 - Section 1.50 shall be amended, effective as of January 1, 2001, to read in its entirety as follows:

Section 1.50 Total Compensation during any period means an Employee’s aggregate total compensation paid by the Employer and any Affiliated Employer with respect to such period and reportable for federal income tax purposes pursuant to section 6041(d), 6051(a)(3) and 6052 of the Code, plus any amounts by which the Employee’s compensation paid by the Employer or any Affiliated Employer has been reduced pursuant to a compensation reduction agreement under the terms of any qualified cash or deferred arrangement described in section 401(k) of the Code, any salary reduction simplified employee pension plan described in section 408(k) of the Code, any tax deferred annuity plan described in section 403(b) of the Code, any cafeteria plan described in section 125 of the Code and any salary reduction contributions under any qualified transportation fringe benefit plan described in section 132(f) of the Code. In no event, however, shall an Employee’s Total Compensation for any calendar year include any compensation in excess of the amount permitted under section 401(a)(17) of the Code.

6.	Section 8.2 - Subparagraph 8.2(a) shall be amended, effective January 1, 2002, to read in its entirety as follows:

(a) Notwithstanding any other provisions of the Plan, no amount shall be allocated to a Participant’s Account for any Limitation Year to the extent that such allocation would result in an Annual Addition of an amount exceeding:

(i) for Limitation Years beginning before January 1, 2002, the lesser of (A) $30,000 (or such other amount as is permissible under section 415(c)(1)(A) of the Code), or (ii)(B) twenty-five percent (25%) of the Participant’s Total Compensation paid during such Limitation Year; and

(ii) for Limitation Years beginning after December 31, 2001, the lesser of (A) $40,000 (or such other amount as is permissible under section 415(c)(1)(A) of the Code), or (B) one hundred percent (100%) of the Participant’s Total Compensation paid during such Limitation Year.

7.	Section 8.2 - Subparagraph 8.2(c)(i)(A) shall be amended, effective as of January 1, 1999, to read in its entirety as follows:

(A) all contributions by the Employer (including contributions made under a salary reduction agreement pursuant to sections 401(k), 408(k) or 403(b) of the Code) under any qualified defined contribution plan or simplified employee pension (other than this Plan) maintained by the Employer, as well as the Participant’s allocable share, if any, of any forfeitures under such plans as well as all amounts allocated to an individual medical benefit account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; plus

8.	Section 8.2 - Subparagraph 8.2(c)(i) of the Plan shall be amended, effective as of January 1, 2002, to include a new sentence at the end thereof which shall read in its entirety as follows:

In Limitation Years beginning after December 31, 2001, catch-up elective deferrals under section 414(v) of the Code shall not be included as Annual Additions.

9.	Section 8.2 - Subparagraph 8.2(c)(vi) shall be amended, effective as of January 1, 1999, to read in its entirety as follows:

(vi) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of: (a) $30,000, as adjusted under Section 415(d) of the Code or (b) 25% of the Participant’s Total Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

10.	Section 9.3 - Section 9.3 shall be amended, effective as of January 1, 2001, to read in its entirety as follows:

Upon the termination of employment of a Participant or Former Participant for any reason other than death or Disability, that portion of the balance credited to his Account which is not vested at the date of such termination shall be forfeited upon the earliest of (a) full distribution of the vested portion of the Account or (b) the fifth anniversary following the date of re-employment. The proceeds of such forfeited amounts, reduced by any amounts required to be credited because of re-employment pursuant to section 9.4, shall be treated as Forfeitures and shall be disposed of as provided in section 9.5. If no portion of the balance credited to an Account of a Participant or Former Participant is vested as of the date of his termination of employment, a distribution of $0, representing full distribution of the Account, shall be deemed to have been made to the Participant or Former Participant on such date.

11.	Section 9.4 - Section 9.4 shall be amended, effective as of January 1, 2001, to read in its entirety as follows:

(a) If an Employee forfeited any amount of the balance credited to his Account upon his termination of employment, and is re-employed by any Affiliated Employer prior to the occurrence of five consecutive One-Year Breaks in Service, then:

(i) an amount equal to the Fair Market Value of the Shares forfeited, determined as of the date of forfeiture; and

(ii) the amount credited to his General Investment Account that was forfeited, determined as of the date of forfeiture;

shall be credited back to his Account; provided, however, that the Employee repays the amount distributed to him from his Account as a result of such termination no later than the fifth anniversary of his re-employment or the end of the fifth Plan Year to begin after such distribution, whichever is earlier. Such amounts to be re-credited shall be obtained from the proceeds of the forfeited amounts redeemed pursuant to section 9.3 during the Plan Year in which the repayment is made, unless such proceeds are insufficient, in which case the Employee’s Employer shall make an additional contribution in the amount of such deficiency. For purposes of this section 9.4, a Participant or Former Participant who received a distribution of $0, shall be deemed to have made repayment on the date of re-employment with an Employer.

12.	Section 12.2 - Subsection 12.2(b) of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

(b) Dividends paid with respect to Shares allocated to a person’s Share Investment Account shall be credited to such person’s Share Investment Account. Cash dividends credited to a person’s General Investment Account shall be, at the direction of the Committee, either: (i) held in such General Investment Account and invested in accordance with sections 10.2 and 11.3; (ii) distributed immediately to such person; (iii) distributed to such person within 90 days of the close of the Plan Year in which such dividends were paid; (iv) used to make payments of principal or interest on a Share Acquisition Loan; provided, however, that the Fair Market Value of Financed Shares released from the Loan Repayment Account as a result of such payment equals or exceeds the amount of the dividend; or (v) in calendar years beginning after December 31, 2001 either held as provided in section 12.2(b)(i) or distributed as provided in section 12.2(b)(ii), as each person shall elect for his own Account.

13.	Section 13.3 - Section 13.3(a)(i) shall be amended, effective as of January 1, 2001, by adding a new sentence at the end thereof to read as follows:

If an Account of a Participant or Former Participant does not contain any vested amounts as of the date of his termination of employment with all Affiliated Employers, a distribution of $0, representing full distribution of the Account, shall be deemed to have been made to the Participant or Former Participant on such date.

14.	Section 13.4 - Effective as of January 1, 1999, the Plan shall be amended by adding the following new subsection 13.4(c):

(c) If an Employee terminates service, and the value of the Employee’s vested Account balance is not greater than $5,000, the Employee will receive a distribution of the value of the entire vested portion of such Account balance and the nonvested portion will be treated as a Forfeiture. If an Employee would have received a distribution under the preceding sentence but for the fact that the Employee’s vested Account balance exceeded $5,000 when the Employee terminated Service and if at a later time such Account balance is reduced such that it is not greater than $5,000, the

Employee will receive a distribution of such Account balance and the nonvested portion will be treated as a Forfeiture. For purposes, of this section, if the value of an Employee’s vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account balance.

15.	Section 13.8 - Subsections 13.8(c)(iii) and (iv) of the Plan shall be amended, effective as of January 1, 2002, to read in their entirety as follows:

(iii) “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, and (for distributions after December 31, 2001 only) an annuity contract described in section 403(b) of the Code or an eligible deferred compensation plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision thereof and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution made before January 1, 2002 to a current or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code section 414(p) or to a surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity.

(iv) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any distribution made after December 31, 1999 on account of hardship; and in the case of a distribution made before January 1, 2002, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution that is includible in the gross income of the distributee that is treated as an eligible rollover distribution may only be transferred in a direct rollover to an eligible retirement plan that agrees to separately account for such portion of the distribution. This section 13.8 shall not apply to any eligible rollover distributions during a year that are reasonably expected (as determined by the Committee) to total less than $200. In no event shall any withdrawal during service that is made on account of hardship be considered an “eligible rollover distribution”. This section 13.8 shall be interpreted to comply with the provisions of section 401(a)(31) of the Code.

16.	Section 17.2 - Section 17.2 of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

Section 17.2 Definition of Top Heavy Plan.

(a) Subject to section 17.2(c), the Plan is a Top Heavy Plan if, as of a Determination Date: (i) it is not a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees exceeds 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination Date is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001) and their Beneficiaries.

(b) Subject to section 17.2(c), the Plan is a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees under all plans that are members of the Required Aggregation Group exceeds 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001), and their Beneficiaries under all plans that are members of the Required Aggregation Group.

(c) Notwithstanding sections 17.2(a) and 17.2(b), the Plan is not a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Permissible Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees under all plans that are members of the Permissible Aggregation Group does not exceed 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination Date is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001), and their Beneficiaries under all plans that are members of the Permissible Aggregation Group.

17.	Section 17.4 - Subsection 17.4(a)(iii) of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

(iii) the amount of any distributions of such person’s Cumulative Accrued Benefits under the Plan (including, for Plan Years beginning after December 31, 2001, distributions under terminated plans that would have been included in the Required Aggregation Group if not terminated) during the 5-year period (for all distributions for Plan Years beginning before January 1, 2002 and for in-service distributions for Plan Years beginning after December 31, 2001) or 1-year period (for all distributions other than in-service distributions for Plan Years beginning after December 31, 2001) ending on the Determination Date.

18.	Section 17.5 - Subsection 17.5(a)(iv) shall be amended, effective as of January 1, 2002, by adding the words “in plan years beginning before January 1, 2002” at the beginning thereof.

19.	Section 17.6 - Section 17.6 shall be amended to read in its entirety as follows:

Section 17.6 Required Aggregation Group.

For purposes of this Article XVII, a Required Aggregation Group shall consist of (a) this Plan; (b) any other qualified plans currently maintained (or previously maintained and terminated within the five year period ending on the Determination Date) by the Employer and any Affiliated Employers that cover Key Employees; and (c) any other qualified plans currently maintained (or previously maintained and terminated within the five year period ending on the Determination Date) by the Employer and any Affiliated Employers that cover Key Employees that are required to be aggregated for purposes of satisfying the requirements of sections 401(a)(4) or 410(b) of the Code.

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of Rome Bancorp, Inc. pursuant to authority given by resolution of the Board of Directors.

ROME BANCORP, INC.

By:	/s/ DAVID C. NOLAN
Name:	David C. Nolan
Title:	Treasurer & CFO